UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2021

Gates Industrial Corporation plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	98-1395184
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

1144 Fifteenth Street, Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

(303) 744-1911

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	GTES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2021, certain subsidiaries of Gates Industrial Corporation plc (the “Company”) entered into Amendment No. 5 (“Amendment No. 5”) to the Credit Agreement, dated as of July 3, 2014 (as amended by Amendment No. 1, dated as of April 7, 2017, Amendment No. 2, dated as of November 22, 2017, Amendment No. 3, dated as of January 24, 2018, and Amendment No. 4, dated as of February 24, 2021), among Gates Global LLC (the “U.S. Borrower”), Omaha Holdings LLC and certain subsidiaries of the U.S. Borrower as guarantors, Credit Suisse AG, Cayman Islands Branch as administrative agent and collateral agent and the other parties and lenders party thereto (as amended, the “Cash Flow Credit Agreement”).  Amendment No. 5, among other things, (i) increased the aggregate amount of commitments in respect of the U.S. Borrower’s cash flow revolving credit facility (the “Cash Flow Revolver”) from $185 million to $250 million and (ii) extended the maturity date of the Cash Flow Revolver to the earlier of (x) November 18, 2026 and (y) the date that is 91 days prior to the maturity date of our euro denominated term loans or dollar denominated notes due January 2026 if, in each case, greater than $500 million is outstanding in respect of such indebtedness at such time (the “Springing Maturity Date”).

On November 18, 2021, certain subsidiaries of the Company also entered into the Second Amended and Restated Credit Agreement (the “A&R ABL Credit Agreement” and, together with Amendment No. 5, the “Amendments”), which amended and restated the Amended and Restated Credit Agreement, dated as of January 24, 2018 (the “Existing ABL Credit Agreement”), among the U.S. Borrower, Gates Industrial Canada Ltd., a subsidiary of the Company (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), certain subsidiaries of the Borrowers as guarantors, Citibank, N.A., as administrative agent and collateral agent and the other parties and lenders party thereto. The A&R ABL Credit Agreement, among other things, (i) reduced the aggregate commitments in respect of the Borrowers’ asset based revolving credit facility (the “ABL Facility”) from $325 million to $250 million and (ii) extended the maturity date of the ABL Facility to the earlier of (x) November 18, 2026, and (y) the Springing Maturity Date.

The foregoing description of the Amendments is a summary and is qualified in its entirety by reference to the Amendments, copies of which are attached hereto as Exhibit 10.1 and 10.2 and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

Description

10.1	Amendment No. 5, dated as of November 18, 2021, to the Credit Agreement, dated as of July 3, 2014 (as amended by Amendment No. 1 thereto, dated as of April 7, 2017, Amendment No. 2 thereto, dated as of November 22, 2017, Amendment No. 3 thereto, dated as of January 24, 2018, and Amendment No. 4 thereto, dated as of February 24, 2021) among the U.S. Borrower, Omaha Holdings LLC, the other guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent and the other parties and lenders party thereto.
10.2	Second Amended and Restated Credit Agreement, dated as of November 18, 2021, among the U.S. Borrower, the Canadian Borrower, the other guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent and the other parties and lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC
By:	/s/ L. Brooks Mallard
	Name:	L. Brooks Mallard
	Title:	Chief Financial Officer

Date: November 22, 2021

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